[LOGO OF BENTLEY PHARMACEUTICALS, INC.]


Bentley Park                             News Release
2 Holland Way
Exeter, New Hampshire 03833
Phone: 603.658.6100
Fax: 603.658.6101

                                         Contact:
                                         Michael D. Price
                                         Vice President, Chief Financial Officer
                                         Bentley Pharmaceuticals, Inc.
                                         603.658.6100
                                         www.bentleypharm.com
                                         --------------------
FOR IMMEDIATE RELEASE

                                         Investors:  Lanie Fladell 212.850.5600
                                         Jesse Ciccone 617.747.3609
                                         Media:  Sean Leous 212.850.5600
                                         Financial Dynamics


           BENTLEY PHARMACEUTICALS PROVIDES GUIDANCE FOR 2003 RESULTS CONFERENCE CALL AND WEBCAST ON THURSDAY, FEBRUARY 26, 2004 AT 10:00 A.M. EST

   Bentley Executives to present at Roth Capital and Raymond James conferences

         EXETER, NH, FEBRUARY 18, 2004 -- Bentley Pharmaceuticals, Inc. (AMEX:
BNT), a technology based specialty pharmaceutical and drug delivery company with a growing branded and generic product line in Europe, today provided guidance on the expected revenue and earnings per share range for 2003. The Company also announced that it will release 2003 fourth-quarter and year-end financial results before the opening of the market on Thursday, February 26, 2004.

         The Company expects to report an increase in 2003 annual revenues of approximately 64% to 66% over the prior year, indicating that revenues are anticipated to be in a range between $64 million and $65 million for the year ended December 31, 2003. The Company also expects to report 2003 basic earnings per share of between $0.34 and $0.36, and diluted earnings per share of between $0.28 and $0.30.

         Management will host a conference call to discuss the results at 10:00 a.m. Eastern Standard Time on February 26, 2004. To participate in the call, please dial (800) 603-9527 approximately ten minutes prior to

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the scheduled start time and give the password "BENTLEY". International participants may dial (706) 634-0645. The conference call will also be broadcast live on the Internet and may be accessed via the Company's website, www.bentleypharm.com. A replay of the conference call will be available through March 4, 2004. Listeners may access the replay via the Company's website, www.bentleypharm.com, or by dialing (800) 642-1687, access code #5575962. International participants may dial (706) 645-9291; the access code is the same.

         The Company also announced today that James R. Murphy, Chairman, President and CEO, and Michael D. Price, Vice President and CFO, will be presenting at two investor conferences. Mr. Murphy will present at the Roth Capital Partners 16th Annual Growth Stock Conference today, February 18th, at 8:30 a.m. (PST) at The St. Regis Hotel in Dana Point, California. Mr. Price will present at the Raymond James & Associates 25th Annual Institutional Investors Conference on Tuesday, March 2nd, at 4:35 p.m. (EST) at The Hyatt Regency Grand Cypress Resort in Orlando, Florida. The live presentations delivered at Roth Capital Partners 16th Annual Growth Stock Conference and the Raymond James & Associates 25th Annual Institutional Investors Conference will be available via weblinks on the Company's website at www.bentleypharm.com. The archived recordings will be available beginning three hours after the live presentations end and will be archived for 30 days.

         Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and pharmaceutical products. Bentley's proprietary drug technologies enhance or facilitate the absorption of pharmaceutical compounds across various membranes. Bentley also manufactures and markets a growing portfolio of generic and branded pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and neurological diseases through its subsidiaries, Laboratorios Belmac, Laboratorios Davur and Laboratorios Rimafar.

         Copies of Bentley Pharmaceuticals' press releases and other information may be obtained through Bentley's web site at www.bentleypharm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with identifying suitable drugs for drug delivery technologies, expanding generic and branded drug operations, changes in third-party reimbursement and government mandates which impact pharmaceutical pricing, development and commercialization of our products, relationships with our strategic partners, uncertainty of clinical trials, regulatory approval process, product sales concentration, unpredictability of patent protection, technological changes, the effect of economic conditions and other uncertainties detailed in Bentley's filings with the Securities and Exchange Commission.

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